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FILE NO. 986-10225-97-45

LYNCH - MARTIN
(LYNCH, MARTIN, KANE, KUPER, KEEFE & BARTELS, L.L.C.)
830 BROAD STREET
SHREWSBURY, NEW JERSEY 07702
(732) 224-9400
(732) 224-9494 (FAX)
ATTORNEYS FOR AGP & COMPANY, INC.,
A NEW JERSEY CORPORATION, DEFENDANT

JOSEPH DRUCKER, INDIVIDUALLY AND               SUPERIOR COURT OF NEW JERSEY
AS DIRECTOR AND OFFICER OF AGP AND                   CHANCERY DIVISION
COMPANY, INC.                                         MONMOUTH COUNTY
      PLAINTIFF,                                  DOCKET NO. MON-C-205-97

APPLEBY PARTNERS, LTD.
      NTERVENING PLAINTIFF                              CIVIL ACTION

                                                       ORDER APPROVING
                   VS.                             THE INFORMAL ACCOUNTING
                                                  AND LIQUIDATION PLAN FOR
AGP & COMPANY, INC., A NEW                              RECEIVERSHIP
JERSEY CORPORATION, ROBMAR
CORPORATION, A DELAWARE
CORPORATION AND WHOLLY-OWNED
SUBSIDIARY OF AGP & COMPANY, INC.,
TMC-GROUP, INC., A DELAWARE
CORPORATION AND WHOLLY-OWNED
SUBSIDIARY OF ROBMAR CORPORATION,
OMAR L. PERAZA, RICHARD A.
PELLETIER, DOUGLAS E.
CASTLE, ELLEN J. DOWNING, AND
LAURA FIRTH,

DEFENDANTS.

         THIS MATTER HAVING BEEN OPENED TO THE COURT BY JOSEPH J. LACOSTA, ESQ., OF LYNCH, MARTIN, STATUTORY RECEIVER FOR AGP & COMPANY, INC. ("AGP"), ON NOTICE OF MOTION, AND IT APPEARING TO THE COURT THAT DUE NOTICE OF THIS MOTION HAS BEEN GIVEN TO ALL COUNSEL, AND THE COURT HAVING CONSIDERED THE MATTER AND THE CERTIFICATION SUBMITTED BY THE STATUTORY RECEIVER IN SUPPORT OF THE MOTION AND FOR GOOD CAUSE APPEARING;

         IT IS ON THIS 15TH DAY OF OCTOBER, 2002,

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         ORDERED THAT THE ACCOUNTING CONTAINED IN THE CERTIFICATION OF THE
RECEIVER SUBMITTED IN SUPPORT OF THE MOTION TO WHICH THIS ORDER RELATES BE AND HEREBY IS APPROVED AS SUFFICIENT TO SATISFY THE OBLIGATIONS OF THE RECEIVER UNDER N.J.S.A. 14A:14 ET SEQ. TO ACCOUNT FOR THE FUNDS HE HAS RECEIVED; AND IT IS FURTHER

         ORDERED, THAT THE SERVICES OF THE WITHIN MOTION NOTED IN THE CERTIFICATION OF THE RECEIVER IS SUFFICIENT SERVICE OF PROCESS UNDER THE NEW JERSEY COURT RULES; AND IT IS FURTHER

         ORDERED, THAT AGP & COMPANY, INC. BE AND IS HEREBY DISSOLVED AND ITS CORPORATE CHARTER BE AND HEREBY IS DECLARED FORFEITED AND VOID UNDER N.J.S.A. 14A:14-22 AND THE STATUTORY RECEIVER IS HEREBY AUTHORIZED TO TAKE ALL THE STEPS (IF ANY) NECESSARY TO IMPLEMENT THIS ORDER; AND IT IS FURTHER

         ORDERED THAT A TRUE COPY OF THIS ORDER SHALL BE SERVED UPON ALL COUNSEL WITHIN SEVEN (7) DAYS OF THE DATE HEREOF.

                                    /S/ HONORABLE CLARKSON S. FISHER, JR. J.S.C.
                                    --------------------------------------------
                                    HONORABLE CLARKSON S. FISHER, JR., J.S.C.

___________________ (OPPOSED)
         X
___________________ (UNOPPOSED)


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File No. 986-10225-97-45
Lynch - Martin
Lynch, Martin, Kane, Kuper, Keefe & Bartels, L.L.C.
830 Broad Street
Shrewsbury, New Jersey 07702
(732) 224-9400
(732) 224-9494 (FAX)
Attorneys for Defendant, AGP & Company, Inc., a New Jersey Corporation

JOSEPH DRUCKER, individually and as                 SUPERIOR COURT OF NEW JERSEY
Director and Officer of AGP and                         CHANCERY DIVISION
Company, Inc.                                            MONMOUTH COUNTY
                                                      DOCKET NO. MON-C-205-97
         PLAINTIFF,
                                                           CIVIL ACTION
APPLEBY PARTNERS, LTD.
 INTERVENING PLAINTIFF                                     CERTIFICATION

              VS.

AGP & COMPANY, INC., a New Jersey
Corporation, ROBMAR
CORPORATION, a Delaware
Corporation and wholly-owned
subsidiary of AGP & Company, Inc.,
TMC-GROUP, INC., a Delaware
Corporation and wholly-owned
subsidiary of Robmar Corporation,
OMAR L. PERAZA, RICHARD A.
PELLETIER, DOUGLAS E. CASTLE,
ELLEN J. DOWNING, and LAURA
FIRTH,

         DEFENDANTS.

         Joseph J. LaCosta, Esq., by way of certification in lieu of affidavit says:

         1.   I am an Attorney at Law of the State of New Jersey.

         2. I am the Statutory Receiver for AGP & Company, Inc. ("AGP"), a Defendant in the instant litigation. I was the Custodian for AGP prior to my appointment as Statutory Receiver.

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I am fully familiar with the subject matter of the Notice of Motion for the
Approval of an Informal Accounting and a Liquidation Plan for the Receivership.

         3. This certification is for the approval of the informal accounting and the Liquidation Plan for the Receivership.

         4. Currently, the Receivership has two bank accounts. Both are with Commerce Bank. The first is a checking account. The second is a money market account. The bulk of the funds are in the money market account and the cash is moved from the money market account into the checking account as it is needed. Therefore, the balance in the checking account never exceeds $50,000 unless a check larger than that is written. Even in that case, the money is moved only when it is needed so that the balance does not stay above $50,000. This procedure insures that the maximum amount of funds earn interest in the money market account. In addition, because of the interest earned by the money market account, tax returns will be required for the years in which the account is opened. Copies of the bank statements as of August 31, 2002, are annexed hereto as Exhibit A. The total of the amounts shown there do not represent the actual amount to be distributed. I anticipate that the cost for legal services (for the Receiver), accounting services (for the 2001 and 2002 income tax returns) and for the transfer agent will be about $50,000 to $60,000, assuming there are no major legal complications as a result of objections from the shareholders. Therefore, the total distribution to shareholders should be between $630,000 to $640,000. Since the most recent shareholder list indicates that there are 12,936,233 shares outstanding, the distribution should be just slightly less than .05 cents per share. These distributions (and the IRS Form 1099's reporting those to the IRS) will be made through the transfer agent. In case there are excess funds after the receivership is completed, the excess will be distributed through the transfer agent.

         5.   The distribution of this motion will be done as follows:

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         (a) All shareholders listed on the shareholder list by name will receive a copy o the papers.

         (b) Those shareholders whose stock is held in street name (largely by Cede & Company) will receive a notification through Cede & Company.

         (c) Mailings noted in (a) and (b) will be done by my office for the motion papers (and by the transfer agent for the actual cash contributions). In addition to those, I will mail the motion papers directly from my offices to the parties who have entered appearances in the matter and to those shareholders who have contacted me directly and shown evidence of ownership of shares, but have not appeared individually on the shareholder list. I am taking this action to insure that the individual shareholders who have contacted me receive the motion information. Although Cede & Company (the entity which holds legal but not beneficial title for over 9 million of the almost 13 million outstanding shares) will get the motion papers, I cannot be certain that they will provide copies of these papers to all of the beneficial owners of the stock. Therefore, I will do so for those who have contacted me. I will also provide a copy to the Securities and Exchange Commission (SEC) and the New Jersey Secretary of State. This will be done to notify the SEC that its investigation (which was never officially closed) is being terminated by these actions. It also puts the Secretary of State on notice that the corporate charter will be terminated.

         6. The total funds received by the Statutory Receiver fall into two general categories. The first is the proceeds from the sale of the stock of the operating subsidiary which is a total of $2,250,000. The second category is interest. Due to a negotiated delay in closing, the purchaser paid $8,700.27 in interest. In addition, the bank money market has earned interest as noted below:

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
1999 interest                             16,244.60

2000 interest                             80,808.98

2001 interest                             44,967.08

2002 interest                              5,232.98
(to date)                              ------------

Subtotal:                                147,253.64

Interest from purchaser                    8,700.27
                                       ------------

Total interest (through 7/31/02)         155,953.91

Add: Purchase Price                       2,250,000
                                       ------------

Total Funds to Receiver                2,405,953.91
                                       ============
(through 7/31/02)

         7. The expenditures fall into a few general categories as well. The first category is creditors with approved claims. The totals of the approved (all are fully paid) claims is $700,337.61. The potential claims were significantly higher, but due to research and passage of the bar date deadlines set forth in notices to the creditors, the claims were never pursued and have been disallowed.

                  The second category is taxes. There were no tax returns filed since 1994 (federal or state) and due to the nature of the calculation of the state taxes (particularly New York state and city) which are done on a separate company basis which eliminates the benefit of much of the net

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operating losses available on the federal income tax returns. The total of the taxes was $163,147.12.

                  The third category is professional fees. The State (New York state, New York city and New Jersey) and Federal income tax returns from 1994 through 2001 had to be filed. This resulted in nearly $70,000 of fees to the CPA firm that prepared all of these returns. In addition to preparing the returns, they had to reconstruct the financial statements since the audits were not completed (due, in part, to issues that ultimately led to an SEC investigation of the company). In addition, from 1996 onward, the AGP records had to be reconstructed from the company checkbook since no financial statements were prepared. Finally, the information from the operating subsidiary had to be combined with the parent company to prepare the federal income tax returns. Other professional fees include a fees of over $283,000 to the investment bank who conducted the due diligence and the sale. This fee was the lowest bid from about a half dozen proposals solicited. Special Counsel for the bankruptcy proceedings, securities law issues and other specialized trial issues were paid about $162,000 over the course of the receivership and the total payments to the Receiver over the nearly four years it has taken to wind up this matter is about $336,000. All of the professionals were appointed by Court order and all of the fees were approved upon motion to the Court with the exception of the accountants whose contract was approved by court order. The Statutory Receiver has received a court order approving each of the payments for services. These totals include the major components of expense. The difference between these totals and the actual balances in the bank accounts as of today are much smaller categories including publication costs for the Wall Street Journal, the cost to date for the transfer agent and other minor items.

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         8.   It is important to understand the complexity of this case to appreciate why it has taken some time to resolve. The company has had publicly traded stock and this stock was delisted in or around 1996. The former officers of the company responded to the appointment of a Statutory Receiver (which one of them requested in the lawsuit that began this matter) by attempting to file a bankruptcy proceeding to regain control of the company. The Bankruptcy Court denied their attempt to do so, but this and numerous other actions have made this situation, which was already complicated due to publicly traded stock, an SEC investigation and no funds available to take any action until the operating subsidiary was sold.

         With the approval of the motion which this certification supports, only the distribution of funds, the filing of final tax returns and the filing of liquidation papers remains to complete the litigation and the Receivership.

         9. This matter requires an Order of this Court and cannot be resolved by counsel.

         I certify that the foregoing statements made by me are true. I am aware that if any of the foregoing statements made by me are wilfully false, I am subject to punishment.

                           Lynch - Martin
                           (LYNCH, MARTIN, KANE, KUPER, KEEFE & BARTELS, L.L.C.)

                           /S/ JOSEPH J. LACOSTA, ESQ.
                           ---------------------------
                           JOSEPH J. LACOSTA, ESQ.

DATED: SEPTEMBER 19, 2002